Exhibit 21.1
SUBSIDIARIES OF BUZZFEED, INC.

Name of Subsidiary	Jurisdiction of Formation or Organization
BF Acquisition Holding Corp.	Delaware
BuzzFeed Canada, Inc.	Canada
BuzzFeed FC, Inc.	Delaware
BuzzFeed Germany GmbH	Germany
BuzzFeed Holdings, LLC	Delaware
BuzzFeed India Pvt. Ltd.	India
BuzzFeed Media Enterprises, Inc.	Delaware
BuzzFeed Motion Pictures, Inc.	Delaware
BuzzFeed Pty. Ltd.	Australia
BuzzFeed Spain S.L.U.	Spain
BuzzFeed Studios Canada, Inc.	Canada
BuzzFeed UK Ltd.	UK
BYJ KK	Japan
CM Partners, LLC	Delaware
Complex Media, Inc.	Delaware
Dear David Film Inc.	Canada
Entertainment Contents Online Mexico	Mexico
ET Acquisition Sub, Inc.	Delaware
ET Holdings Acquisition Corp.	Delaware
Exmas Film Inc.	Canada
Fake BF Film, Inc.	Canada
FMK Film Inc.	Canada
Ganked Film, Inc.	Canada
HuffPost Studios Canada, Inc. (f/k/a Compagnie HuffPost Canada)	Canada

Exhibit 21.1
SUBSIDIARIES OF BUZZFEED, INC.

HuffPost UK Limited	UK
Lexland Studios, Inc. (f/k/a BFMP Video, Inc.)	Delaware
Northern Ontario Slate Films, Inc.	Canada
Product Labs, Inc.	Delaware
Puppyhood Film (BC), Inc.	Canada
Puppyhood Film, Inc.	Canada
TheHuffingtonPost Holdings, LLC	Delaware
TheHuffingtonPost.com, Inc.	Delaware
Torando Labs, Inc.	Delaware